UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

December 20, 2011

Date of Report (Date of earliest event reported)

SOLTA MEDICAL, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-33123	68-0373593
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

25881 Industrial Boulevard, Hayward, California 94545

(Address of principal executive offices) (Zip Code)

(510) 782-2286

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On December 20, 2011, the Board of Directors of Solta Medical, Inc. (the “Company”) approved a waiver of any potential conflict of interest that may exist under the Company’s Code of Ethics in connection with the Company’s retention of a private company to provide services to the Company for the field installation of the Company’s products. The private company had advised the Company that among the employees and contractors that it will use to provide these services is the spouse of the Company’s Vice President of Global Sales, William Brodie, and the spouse of one of the Company’s director of sales, which could possibly be regarded as a conflict of interest under the Company’s Code of Ethics.

The Company is filing this Current Report on Form 8-K to meet the requirements of the Company’s Code of Ethics and Section 5610 of the NASDAQ Listing Rules.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOLTA MEDICAL, INC.

Date: December 23, 2011	By:	/s/ John F. Glenn
Name: John F. Glenn
Title: Chief Financial Officer